EXHIBIT 10.1

SEVERANCE AGREEMENT AND GENERAL RELEASE
This SEVERANCE AGREEMENT AND GENERAL RELEASE (this “Agreement”) is entered into by and between VIEW, INC. (the “Company”) and Martin Neumann (the “Employee”). The Company and Employee may collectively be referred to herein as the “Parties.”
RECITALS
WHEREAS, Employee has accepted an offer of “at will” employment from the Company and has provided services to the Company;
WHEREAS, Employee has entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (the “Confidentiality Agreement”) with the Company.
WHEREAS, the Company and Employee have entered into a Stock Option Agreement granting Employee the option to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan (collectively the “Stock Agreements”);
WHEREAS, Employee’s employment with the Company would have ended on October 13, 2023, if the parties had not entered into this Agreement;
WHEREAS, upon executing this Agreement within the applicable deadline, Employee shall continue to be employed by the Company through November 15, 2023 (“Termination Date”), if Employee signs the Agreement, complies with the Agreement’s terms and otherwise satisfies Employee’s obligations to the Company;
WHEREAS, if Employee does not sign this Agreement or meet these conditions, the Company shall terminate Employee’s employment immediately, without further notice and Employee will no longer be eligible for the consideration described below; and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and/or any of the Released Parties, as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:
1.Sufficient Time to Review. Employee agrees and acknowledges that s/he has had sufficient time to review this Agreement (up to 21 days if s/he so chooses) to decide whether or not to enter into this Agreement.
2.Receipt of All Salary and Benefits. Employee agrees and acknowledges that as of the Termination Date, s/he has been paid all compensation owed to him/her for Employee’s prior service to the Company through and including the Termination Date, including, without limitation, all salary, wages, bonuses, incentive compensation, accrued vacation pay or PTO, reimbursable expenses, and any and all other benefits and compensation due to Employee.
3.Consideration. As good and valuable consideration for Employee’s timely execution of the release of claims herein, the Company agrees to provide the Employee with:
(a)In consideration for entering the Agreement the first time and successfully completing its terms, Employee will remain an employee of the Company from October 13, 2023, through November 15, 2023 (“Transition Period”). Employee will continue to receive Employee’s regular salary and benefits until November 15, 2023, or earlier termination date as provided herein, as along as Employee complies with the terms of this Agreement and all other agreements with the Company. Between October 13, 2023, through November 15, 2023, Employee may be required to aid in the transition of Employee’s duties and may be directed to perform other tasks as required by the Company.

(b)If, at any time during the Transition Period, Employee voluntarily leaves employment with the Company and/or Employee begins employment for another employer, for Employee’s own business or as an independent contractor, Employee will no longer be eligible to receive the benefits provided herein for the remainder of the Transition Period and Employee will become ineligible to receive the additional consideration specified below. Employee acknowledges and agrees that the Agreement shall remain binding upon Employee if Employee fails to complete the Transition Period and the Company stops providing the benefits herein for the remainder of the Transition Period.
(c)Upon the successful completion of the Transition Period, in consideration of Employee’s execution and acceptance of this Agreement a second time, following the final Effective Date of this Agreement, the Company will pay Employee a severance payment (the “Severance Payment”), in the gross sum of Two Hundred Fifty Thousand Dollars and Zero Cents ($250,000.00) Cents ($250,000.00) payable in a one-time lump sum payment, less applicable taxes and withholdings, following the second Effective Date (as defined below) of this Agreement. The Severance Payment will be paid to Employee on the Company’s next standard payroll date following the date that is 10 business days after the latest to occur of the following events: (i) the Company’s receipt of this Agreement duly executed by Employee, (ii) the Employee’s return of all Company property, and (iii) the expiration of the revocation period specified in Paragraph 7 below, without revocation of the Agreement by Employee. The Severance Payment will be reported on an IRS W-2 Form. Employee understands that the Company will not be required to provide this payment until after this Agreement becomes effective a second time.
(d)Employee acknowledges, understands and agrees that Employee must sign this Agreement two times to obtain the full benefits provided by the terms of the Agreement. However, each signing of this Agreement by Employee is independent of any other so that, if Employee does not sign the Agreement a second time, the terms of the Agreement shall be binding upon Employee pursuant to Employee’s prior signing of the Agreement. The consideration included herein is in addition to what Employee would normally receive upon Employee’s termination. Employee agrees that this consideration is in lieu of any severance payment Employee may have been entitled to pursuant to Company policy or practice and Employee is entitled to no further payment from the Company other than as set forth in this Agreement.
4.In full consideration of Employee’s execution of this Agreement and Employee’s performance of the terms and conditions contained herein,
5.No Entitlement. Employee agrees and acknowledges that s/he has no entitlement to the Severance Payment except as compensation for his/her performance of the terms and conditions set forth herein. Employee agrees that s/he is entitled to no salary, wages, bonuses, benefits, insurance, reimbursement or other compensation from the Company or any of the Released Parties, except as specifically set forth herein. In addition, Employee agrees and acknowledges that the Severance Payment that s/he is receiving as consideration for executing this Agreement represent amounts that s/he would not otherwise be entitled to receive absent his/her execution of this Agreement.
6.Benefits. Employee’s health insurance benefits shall cease on the last day of the month of termination subject to Employee’s right to continue his/her health insurance under COBRA. Employee’s participation in all other benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of vacation, and paid time off, ceased as of the Termination Date. Employee understands and agrees that his/her rights to purchase shares of the Company’s stock, as provided in the Stock Agreements shall cease to vest upon the Termination Date. Employee acknowledges that as of the Termination Date, Employee will have vested in options to purchase the number of shares described in the Stock Termination Statement delivered to Employee as of his/her Termination date and no more. The exercise of Employee’s vested options and shares resulting from any such exercises shall continue to be governed by the terms and conditions of the Company’s Stock Agreements. The Company agrees to pay for six (6) months of COBRA if Employee signs up for COBRA benefits.
7.Complete and General Release. To the broadest extent permitted by law, as of the Termination Date, Employee, on his/her own behalf and on behalf of his/her respective heirs, family members, executors, agents, and assigns, hereby fully and finally releases, acquits and forever discharges the Company and its predecessors and successors, direct and indirect equity holders, investors, partners, parents, subsidiaries, affiliates, assigns, and all of its and those entities’ current and former owners, parents, divisions, branches, units, officials, members, managers, officers, directors, servants, plan administrators, employees, consultants, managing agents, shareholders, affiliates, assigns, attorneys, agents, representatives, employee benefit plans, administrators, payroll companies, and insurers, as well as any other individuals with whom Employee came in contact during the course of providing services to the Company (collectively, the “Released Parties”) from any and all past, current and future claims, complaints, charges, duties, demands, obligations, liabilities, actions, costs, debts, damages, losses, and causes of action of every kind or nature, known or unknown, asserted or unasserted, suspected or unsuspected, which have existed or now exist (collectively, “Claims”), arising from any omissions, acts, facts or damages that have occurred up until and including the Effective Date of this Agreement. To the full extent permitted by law, Employee’s release includes, but is not limited to the following Claims:
(a)Any and all Claims based on any act or omission by any Released Parties, including any Claims arising out of an offer of employment or extension of employment, actual employment, payment of salary, wages, bonuses, benefits, insurance, reimbursement or other compensation, payment of any severance amount (other than as set forth herein), alleged wrongful termination or discharge, termination in violation of public policy, unfair business practices, defamation, libel, slander, breach of contract (both express and implied), breach of implied covenant of good faith and fair dealing, promissory estoppel, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective business advantage, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, any other torts, retaliation, and/or harassment or discrimination on any basis, including race, national origin, marital status, sex, pregnancy, sexual orientation, religion, age and/or disability.
(b)Any and all Claims arising under any federal, state or municipal constitution, statute, regulation or common law provision, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act, the Americans with Disabilities Act, the Equal Pay Act, the Fair Credit Reporting Act, the False Claims Act, the California Labor Code (including California Labor Code section 132A), the California Fair Employment and Housing Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Act, the California Family Rights Act, California Business and Professions Code, the California Government Code, the Rehabilitation Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcement Act, the Sarbanes-Oxley Act of 2002, the California Industrial Wage Orders, and any other statutory or common law provision relating to or affecting Employee’s providing of services to the Company, including, without limitation, any federal or state statutory provision covering discrimination, harassment or retaliation in any form.
(c)Any and all Claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law.
(d)Any and all Claims for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any proceeds received by Employee as a result of this Agreement;
(e)Any and all Claims for attorneys’ fees and costs;
Employee understands and acknowledges that the purpose of this Agreement is to irrevocably and unconditionally release and resolve any and all actual and/or potential disputes between Employee and the Released Parties to the broadest extent permitted by law, provided however, that this release shall not preclude either party from filing a claim in arbitration for the exclusive purpose of enforcing their rights under this Agreement. Also, this release shall not include claims that accrue after execution of this Agreement or claims that cannot be lawfully released, including, but not limited to, (i) claims for workers’ compensation benefits, (ii) claims for unemployment benefits, or (iii) claims for employment reimbursements pursuant to California Labor Code section 2802.
8.Acknowledgment of Rights and Waiver of Claims Under the Age Discrimination in Employment Act.
Employee acknowledges and agrees that s/he is knowingly and voluntarily waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”). Employee acknowledges that the consideration given for the waiver and release in this Agreement is in addition to anything of value to which Employee already is entitled, and that, but for this Agreement, Employee would not be entitled to the Severance Payment set forth in this Agreement. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee’s waiver and release does not apply to any ADEA claims that arise after Employee’s execution of this Agreement; (b) Employee should consult with an attorney prior to executing this Agreement; (c) Employee has twenty-one (21) calendar days from Employee’s receipt of the Agreement to consider this Agreement (although Employee may by Employee’s own choice execute this Agreement earlier, but may not execute this agreement before his/her last day of work for the Company); (d) changes to the terms of the Agreement, whether material or immaterial, will not restart this twenty-one (21) day period; (e) Employee has seven (7) calendar days following Employee’s execution of this Agreement to revoke it in writing; and (f) this Agreement shall not be effective and enforceable unless and until the seven (7) day revocation period has expired without revocation of the Agreement by Employee. Employee may revoke this Release within seven (7) calendar days only by giving the Company formal, written notice of Employee’s revocation of this Release by delivering such notice by certified mail to the Vice President of Human Resources, c/o View, Inc., 195 South Milpitas, California, 95035. Such notice must be post-marked before the expiration of the seven (7) day revocation period referenced above.
9.Release of Unknown Claims. Employee specifically and expressly waives and releases all rights under the provisions of Section 1542 of the Civil Code of California, or any similar statute or common law provision, which provides as follows:
“A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
Thus, for the purpose of implementing a full, final and complete release of the Released Parties as set forth herein, Employee expressly understands and agrees that this release is intended to include in its effect, without limitation, Claims which Employee does not know of or suspects exist in his/her favor and that this release extinguishes all such Claims. Employee further expressly understands and agrees that s/he may hereafter discover facts in addition to, or different from, those that s/he now believes to be true, but that notwithstanding the foregoing, it is his/her intention hereby to fully, finally, completely and forever release each and every Claim.
10.No Pending or Future Actions. Employee represents and warrants that s/he has not filed any complaints, charges or lawsuits against any Released Parties with any governmental agency or any court, and Employee agrees that s/he will not initiate or encourage any such actions in any manner contrary to the terms of this Agreement. Employee further warrants and represents that s/he has not assigned, or in any way conveyed, all or any portion of the claims or rights released by this Agreement. Employee agrees not to initiate or prosecute any Claim that is barred by the release set forth herein, and Employee further agrees that the release set forth herein shall constitute a complete defense to any such Claim. If Employee initiates, prosecutes or seeks to enforce any Claim that is barred by the release set forth herein, Employee agrees to pay all of the fees, costs and expenses (including, without limitation, attorneys’ fees, costs and expenses) incurred by any Released Party in connection with any such Claim. Should any person or entity file or cause to be filed any civil action, suit, arbitration, administrative charge, or legal proceeding seeking equitable or monetary relief in connection with any aspect of Employee’s employment relationship with the Company or any other matter relating to the claims released by Paragraphs 6, 7, and 8 of this Agreement, Employee agrees not to seek or accept any personal relief from or as the result of such civil action, suit, arbitration, administrative charge, or legal proceeding.
11.Rights. Nothing in this Agreement (including but not limited to the release of claims, confidentiality, non-disparagement and any other limiting provisions) (i) waives Employee’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company, or on the part of the agents or employees of the Company, when Employee has been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature; (ii) prevents the filing of a charge or complaint with or the participation in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Securities and Exchange Commission (SEC), or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information, or (iii) prevents the exercise of rights under Section 7 of the National Labor Relations Act to engage in protected, concerted activity with other employees, non-employees or entities; (iv) shall be construed to prohibit or prevent the disclosure of factual information related to any acts of sexual assault, sexual harassment, or unlawful workplace harassment or discrimination, failure to prevent an act of workplace harassment or discrimination based on sex, or act of retaliation against a person for reporting or opposing harassment or discrimination; (v) shall prevent Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct Employee has reason to believe is unlawful; or (vi) limits or affects Employee’s right to challenge the validity of this Agreement under the ADEA or the OWBPA. Although by signing this Agreement, Employee is waiving his or her right to recover any individual relief (including back pay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Employee or on his or her behalf by any third party, except for any right Employee may have to receive a payment from a government agency (and not the Company) for information provided to the government agency.
12.No Cooperation. Except as permitted by this Agreement and applicable law, including Section 7 of the National Labor Relations Act, which governs an employee’s right to organize and engage in concerted activity, Employee agrees that s/he will not knowingly encourage, counsel, or assist any non-government attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Released Parties, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.
13.No Claims. Employee affirms that s/he has not raised a claim, including but not limited to, unlawful discrimination; harassment; sexual harassment, abuse, assault, or other criminal conduct; failure to prevent an act of workplace harassment or discrimination; or retaliation in a court or government agency proceeding, in an alternative dispute resolution forum, or through the Company’s internal complaint process, involving the Released Parties.
14.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by any Released Parties hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims, preexisting obligation, or improper conduct or (b) an acknowledgment or admission by any Released Parties of any fault or liability whatsoever to Employee or to any third party. Employee further understands and acknowledges that the Released Parties expressly deny any such obligations or improper conduct.
15.Confidentiality. Except as permitted by this Agreement and applicable law, including Section 7 of the National Labor Relations Act, which governs an employee’s right to organize and engage in concerted activity, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law or otherwise permitted by this Agreement, including Section 7 of the National Labor Relations Act, which governs an employee’s right to organize and engage in concerted activity, Employee may disclose Separation Information only to his/her immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.
Employee acknowledges and agrees that the confidentiality of the Separation Information is a material term of this agreement. The Parties agree that if any Released Party establishes that Employee breached this Confidentiality provision, that Released Party shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the Released Party can establish actual damages from Employee’s breach, except to the extent that such breach constitutes a legal action by Employee that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse Employee from his/her obligations hereunder, nor permit him/her to make additional disclosures.
16.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Nevertheless, nothing in this Agreement prohibits Employee from reporting an event that Employee reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the SEC, EEOC, or NLRB), from testifying truthfully under oath in any court, arbitration or administrative agency proceeding, from providing truthful information in the course of a government investigation or from cooperating in an investigation conducted by such a government agency. This may include disclosure of trade secret or confidential information within the limitations permitted by the 2016 Defend Trade Secrets Act (DTSA). Employee is hereby provided notice that under the DTSA, (1) no individual will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
17.Non-disparagement. Except as permitted by this Agreement and applicable law, including Section 7 of the National Labor Relations Act, which governs an employee’s right to organize and engage in concerted activity, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees.
18.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

19.Arbitration. To ensure rapid and economical resolution of any disputes regarding this Agreement, the parties hereby agree that any and all claims, disputes or controversies of any nature whatsoever arising out of, or relating to, this Agreement, or its interpretation, enforcement, breach, performance or execution, your employment with the Company, or the termination of such employment, including but not limited to statutory claims, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in Santa Clara County, CA conducted before a single arbitrator by JAMS, Inc. (“JAMS”) or its successor, under the then applicable JAMS employment arbitration rules, which can be found at www.jamsadr.com/rules-emloyment-arbitration. The parties agree that each Released Party is an express third-party beneficiary of this Paragraph and that all claims between you and any Release Party will also be resolved through arbitration. The parties each acknowledge that by agreeing to this arbitration procedure, they waive the right to resolve any such dispute, claim or demand through a trial by jury or judge or by administrative proceeding. You will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. To the extent required by law, the Company will pay the JAMS’ arbitration fees and costs. Notwithstanding the foregoing, the prevailing party in any arbitration proceeding brought hereunder shall be entitled to recover his/her or its reasonable attorneys’ fees and costs from the other party (including in collection and on appeal, if applicable), to the greatest extent permitted by law. Nothing in this Agreement is intended to prevent either you, the Company, or any Released Party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration.
20.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his/her behalf under the terms of this Agreement. Employee agrees and understands that s/he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
In addition, the foregoing provisions are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and official guidance thereunder (“Section 409A”) so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Employee and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A.
21.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that s/he has the capacity to act on his/her own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
22.Attorneys’ Fees. Unless precluded by law, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
23.Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and supersedes and replaces all other prior representations, warranties, covenants, agreements, understandings, undertakings, obligations, promises, arrangements or other communications, whether oral or written, by any party hereto or by any affiliate, employee, agent or representative of any party hereto, regarding the subject matter hereof; provided, that, nothing in this Paragraph shall be interpreted as limiting in any way the provisions of the Employee’s Confidentiality Agreement and the Stock Agreements.
24.Governing Law. To the extent such laws are not inconsistent with the Federal Arbitration Act, this Agreement shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law.

25.Third Party Beneficiaries. Employee understands and agrees that each Released Party is an express third-party beneficiary to this Agreement.
26.Binding Upon Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and permitted assigns. Employee shall have no right to assign this Agreement. The Company’s rights under this Agreement may be enforced by the Company or its designee.
27.Effective Date. Employee understands that each time this Agreement is offered to Employee to sign, this Agreement shall be null and void if not executed by Employee within the twenty-one (21) day period set forth under Section 8 in this Agreement. Employee has seven (7) days after Employee signs this Agreement to revoke it. For all purposes, each time Employee signs the Agreement, this Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has not been revoked by Employee before that date (the “Effective Date”). Employee’s failure to sign the Agreement a second time, or revocation of the second signature, will not invalidate Employee’s first signing of the Agreement without revocation and the terms of the Agreement based on that first signing will be binding upon Employee.
28.No Oral Modifications. This Agreement may only be amended or otherwise modified by a written instrument duly executed by an authorized officer of the Company and Employee.
29.Waiver. No breach of any provision hereof shall be deemed waived unless expressly waived in writing by the party hereto who may assert such breach. No waiver that may be given by a party hereto shall be applicable except in the specific instance for which it is given. No waiver of any provision hereof shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver, unless otherwise expressly provided therein. Except where a specific period for action or inaction is provided in this Agreement, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of the parties hereto with respect to the subject matter hereof are cumulative and not alternative.
30.Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.
31.Jointly Drafted. This Agreement shall be deemed to have been drafted jointly by the parties hereto and without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Every term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against a party.
32.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree and acknowledge that delivery of a signature by facsimile or in .pdf form shall constitute execution by such signatory.
33.Voluntary Execution of Agreement. Employee understands and agrees that s/he is executing this Agreement knowingly, deliberately, and voluntarily, without any duress or undue influence on the part or behalf of the Company or any Released Party, with the full intent of releasing all of his/her claims against each of the Released Parties. Employee acknowledges that: (a) s/he has read this Agreement; (b) s/he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his/her own choice or has elected not to retain legal counsel; (c) s/he understands the terms and consequences of this Agreement and of the releases it contains; and (d) s/he is fully aware of the legal and binding effect of this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.
PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING CLAIMS UNDER THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT AND OTHER STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT, TO THE EXTENT PERMITTED BY LAW.

For Continued Employment from October 13, 2023, through November 15, 2023

Dated:	October 13, 2023	/s/ Martin Neumann
MARTIN NEUMANN

VIEW, INC.

		By:	/s/ Rao Mulpui
Name: Rao Mulpui
Title: CEO
Date: October 13, 2023

Second Signature required on or after November 15, 2023, for Post-Termination Date Severance Benefits

Dated:	/s/ Martin Neumann
MARTIN NEUMANN

VIEW, INC.

	By:	/s/ Rao Mulpui
Name: Rao Mulpui
Title: CEO
Date: